Exhibit 99.2

Hexcel Corporation and Subsidiaries

Net Sales by Product Group and Market Segment

For the Quarters Ended September 30, 2010 and 2009, June 30, 2010 and 2009

and the Nine-Month Periods Ended September 30, 2010 and 2009

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Third Quarter 2010
Composite Materials	$110.3	$52.6	$61.7	$224.6
Engineered Products	47.3	21.8	0.8	69.9
Total	$157.6	$74.4	$62.5	$294.5
	54%	25%	21%	100%

Second Quarter 2010
Composite Materials	$113.9	$60.7	$64.3	$238.9
Engineered Products	47.1	18.7	0.4	66.2
Total	$161.0	$79.4	$64.7	$305.1
	53%	26%	21%	100%

Third Quarter 2009
Composite Materials	$86.4	$54.5	$54.9	$195.8
Engineered Products	41.1	20.0	0.2	61.3
Total	$127.5	$74.5	$55.1	$257.1
	50%	29%	21%	100%

Second Quarter 2009
Composite Materials	$94.1	$55.3	$64.4	$213.8
Engineered Products	43.7	19.4	0.4	63.5
Total	$137.8	$74.7	$64.8	$277.3
	50%	27%	23%	100%

Year to date September 30, 2010
Composite Materials	$333.5	$166.4	$164.0	$663.9
Engineered Products	137.1	59.9	1.7	198.7
Total	$470.6	$226.3	$165.7	$862.6
	55%	26%	19%	100%

Year to date September 30, 2009
Composite Materials	$289.8	$169.2	$195.0	$654.0
Engineered Products	129.3	57.3	1.1	187.7
Total	$419.1	$226.5	$196.1	$841.7
	50%	27%	23%	100%